EXHIBIT 23

CONSENT OF HEIN AND ASSOCIATES LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-152282, 333-74281, 333-71035, 333-69571, 333-12567 and 333-65528) on Form S-8 of Emrise Corporation of our report dated April 15, 2009 relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Emrise Corporation for the year ended December 31, 2008.

/s/ Hein & Associates LLP
Irvine, California
April 15, 2009